Exhibit 10.2

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.
SHARE UNIT GRANT AGREEMENT (PERFORMANCE VESTING)
(PERFORMANCE RESTRICTED SHARE UNITS)
(2014 Omnibus Incentive Plan)
Valeant Pharmaceuticals International, Inc. (the “Company”), pursuant to Section 7(c)(v) of the Company’s 2014 Omnibus Incentive Plan (including the Addendum thereto) (the “Plan”), hereby awards to you a Share Unit in the amount set forth below convertible into Common Shares in accordance with the terms set forth herein (the “Award”). This Award is subject to all of the terms and conditions as set forth herein (the “Agreement”) and in the Plan, which is incorporated herein in its entirety. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan. In the event of any conflict between the terms in the Agreement and the Plan, the terms of the Plan shall control. For avoidance of doubt, any terms contained in the Agreement but are not in the Plan shall not constitute a conflict and such terms in the Agreement shall control.

Participant:
Equity Grant Date:
Commencement Date:
Number of Share Units Subject to Award:

The details of your Award are as follows.

1.    CONSIDERATION. Consideration for this Award is satisfied by your services to the Company.
2.    VESTING.
(a)    In General. Subject to the provisions of the Plan and the acceleration provisions contained herein, your Award will vest as follows, provided that vesting will cease upon termination of your employment. Any Share Units that did not become vested prior to your termination of employment or that do not become vested according to the provisions in this Section 2 shall be forfeited immediately following the date of your termination of employment. The Share Units subject to this Award shall vest in accordance with the following performance thresholds, provided that your employment continues until the vesting date:

(i)	If on the Measurement Date, the Adjusted Share Price:
(A) equals or exceeds $29.23, then Participant will be entitled to receive a number of Common Shares equal to 100% of the number of Share Units subject to the Award;
(B) equals or exceeds $37.95, then Participant will be entitled to receive a number of Common Shares equal to 200% of the number of Share Units subject to the Award;
(C) equals or exceeds $48.25, then Participant will be entitled to receive a number of Common Shares equal to 300% of the number of Share Units subject to the Award;
provided, that to receive any Common Shares pursuant to this clause, Participant must remain employed by the Company through the applicable vesting date.

(ii)	Interpolation
If the Adjusted Share Price on the Measurement Date is between $29.23 and $37.95 or between $37.95 and $48.25, Participant shall vest in a number of Share Units that is the mathematical linear interpolation between the number of Share Units which would vest at defined ends of the applicable spectrum.

(iii)	Relative TSR Cap
Notwithstanding anything set forth in clause (i), if the Company’s TSR for the period between the Commencement Date and the Measurement Date (the “Performance Period”) is below the fiftieth (50th) percentile ranking of the TSR for the Share Unit Peer Group, Participant will receive no more than the number of Common Shares equal to 100% of the number of Share Units subject to the Award.

(iv)	Forfeiture
Any Share Units that are not vested as of the Measurement Date shall be immediately forfeited.

(v)	Definitions
For purposes of this Agreement, the following terms shall have the following meanings:
(A) “Adjusted Share Price” means the sum of (x) the average of the closing prices of the Common Shares during the ninety (90) consecutive trading days ending on the specified measurement date (or if such measurement date does not fall on a trading day, the immediately preceding trading day); and (y) the aggregate value of any dividends paid on Common Shares over the Performance Period.
(B) “Measurement Date” means the date that is three (3) years from the Commencement Date.

(C) “TSR” means total shareholder return as applied to a company, meaning stock price appreciation from the beginning to the end of the Performance Period, plus dividends and distributions made or declared (assuming such dividends or distributions are reinvested in the common stock of the company) during the Performance Period. For purposes of computing TSR, the stock price at the beginning of the Performance Period will be the Market Price on the first day of the Performance Period, and the stock price at the end of the Performance Period will be the Adjusted Share Price on the last day of the Performance Period.

(D) “Share Unit Peer Group” shall be the companies that constitute the NYSE ARCA PHARMACEUTICAL INDEX (^DRG) as of the Measurement Date.

(b)    Vesting Acceleration in Event of Termination. Notwithstanding the foregoing and any other provisions of the Plan to the contrary, in the event that (i) your employment is terminated by the Company without Cause, (ii) you terminate your employment for Good Reason or (iii) your employment is terminated by the Company due to your death or Disability, the Share Units will vest in a manner consistent with the thresholds (including the Relative TSR Cap) described in Section 2(a) of this Agreement, except that the Performance Period will be shortened such that the Measurement Date will be your termination date; provided, however, that in the event you are entitled to benefits pursuant to this Section 2(b), only a pro rata portion of such calculated Share Units will vest upon termination based on a fraction, the numerator of which is the number of days from the Commencement Date through the termination date, and the denominator of which is the number of days from the Commencement Date through the third (3rd) anniversary of the Commencement Date.
(c)    Treatment of Share Units in Event of Change of Control. Notwithstanding the foregoing and any other provisions of the Plan to the contrary, in the event that the Share Units are assumed or substituted in connection with a Change of Control, (1) the number of Share Units will be adjusted in accordance with Section 6(e) of the Plan, and (2) in the case of a termination of employment by the Company without Cause or by you for Good Reason within the twelve (12) month period following a Change of Control (or during the six (6) month period prior to a Change of Control if such termination was in contemplation of, and directly related to, the Change of Control), the Share Units will vest in a manner consistent with the vesting thresholds (including the Relative TSR Cap) described in Section 2(a) of this Agreement, except that the Performance Period will be shortened such that the Measurement Date will be your termination date (or, if such termination occurs during the six (6) month period prior to a Change of Control, the Measurement Date will be the date of the Change of Control). If the Share Units are not assumed or substituted in connection with the Change of Control, the Share Units will be treated in the manner described in clause (2) above, treating, for this purpose only, the date of the Change of Control as the date on which termination of employment occurs.
3.    COMMON SHARE OWNERSHIP REQUIREMENTS. You agree to comply with any Common Share ownership requirements adopted by the Company applicable to you, which shall be on the same terms as similarly situated executives of the Company.
4.    DISTRIBUTION OF COMMON SHARES. The Company will deliver to you a number of Common Shares vested in accordance with the provisions of Section 2(a) as soon as practicable after the Measurement Date, but in any event no later than sixty (60) days after such date (the “Settlement Date”).
5.    NUMBER OF SHARES. The number of Common Shares subject to your Award may be adjusted from time to time for capital adjustments, as provided in the Plan. The Company will establish a bookkeeping account to reflect the number of Share Units standing to your credit from time to time. However, you will not be deemed to be the holder of, or to have any of the rights of a shareholder with respect to, any Common Shares subject to your Award (including but not limited to shareholder voting rights) unless and until the shares have been delivered to you in accordance with Section 4 of this Agreement.
6.    DIVIDEND EQUIVALENTS. The bookkeeping account maintained for the Award granted pursuant to this Agreement shall, until the vesting date or termination and cancellation or forfeiture of the Share Units pursuant to the terms of the Plan, be allocated additional Share Units on the payment date of dividends on the Company’s Common Shares. Such dividends will be converted into additional Common Shares covered by the Share Units by dividing (i) the aggregate amount or value of the dividends paid with respect to that number of Common Shares equal to the number of shares covered by the Share Units by (ii) the Market Price per Common Share on the payment date for such dividend. Any such additional Share Units shall have the same vesting dates and vest in accordance with the same terms as the Share Units granted under this Agreement.
7.    COMPLIANCE WITH SECTION 409A OF THE INTERNAL REVENUE CODE. This Agreement is intended to comply with the requirements of section 409A of the Code and its corresponding regulations and related guidance, and shall in all respects be administered and interpreted in accordance with such requirements. Notwithstanding any provision in this Agreement to the contrary, settlement of vested Share Units to Common Shares may only be made under this Agreement upon an event or in a manner permitted by section 409A of the Code. To the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, settlement and delivery of Common Shares on account of a termination of employment under this Agreement may only be made upon a “separation from service” under section 409A of the Code and, if you are a “specified employee” (as defined in section 409A of the Code and determined in the sole discretion of the Company in accordance with the requirements of section 409A of the Code) at the time of your separation from service, in no event may settlement and delivery of Common Shares on account of your separation from service occur prior to the date which is six months following your separation from service (except upon death). In no event may you designate the calendar year of settlement and delivery of Common Shares.
8.    SECURITIES LAW COMPLIANCE. You may not be issued any Common Shares under your Award unless the shares are either (i) then registered under the Securities Act of 1934 as amended (the “Securities Act”), or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, and you shall not receive such shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.
9.    RESTRICTIVE LEGENDS. The Common Shares issued under your Award shall be endorsed with appropriate legends, if any, determined by the Company.
10.    TRANSFERABILITY. Your Award is not transferable, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, will thereafter be entitled to receive any distribution of Common Shares pursuant to Section 4 of this Agreement.
11.    AWARD NOT A SERVICE CONTRACT. Your Award is not an employment or service contract, and nothing in your Award will be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company, or on the part of the Company to continue such service. In addition, nothing in your Award will obligate the Company or any of its affiliates, their respective shareholders, boards of directors or employees to continue any relationship that you might have as an employee of the Company or any of its affiliates.
12.    UNSECURED OBLIGATION. Your Award is unfunded, and as a holder of a vested Share Unit, you will be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue Common Shares pursuant to this Agreement. You will not have voting or any other rights as a shareholder of the Company with respect to the Common Shares subject to your Award until such Common Shares are issued to you pursuant to Section 4 of this Agreement. Upon such issuance, you will obtain full voting and other rights as a shareholder of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.
13.    WITHHOLDING OBLIGATIONS. On or before the time you receive a distribution of Common Shares pursuant to your Award, or at any time thereafter as requested by the Company, you hereby authorize any required withholding from the Common Shares, payroll and any other amounts payable or issuable to you and/or otherwise agree to make adequate provision in cash for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company which arise in connection with your Award (the “Withholding Taxes”). The Company shall (i) withhold, from Common Shares otherwise issuable upon settlement of the Award, a portion of those Common Shares with an aggregate Market Price (defined as in Section 3 of the Plan but measured as of the delivery date) equal to the amount of the applicable withholding taxes; provided, however, that the number of such Common Shares so withheld shall not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding tax rates (or such other amount as may be permitted by applicable law and accounting standards), and (ii) make a cash payment equal to such fair market value directly to the appropriate taxing authorities.
14.    NOTICES. Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the mail, postage prepaid, addressed to you at the last address you provided to the Company.
15.    HEADINGS. The headings of the Sections in this Agreement are inserted for convenience only and will not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.
16.    AMENDMENT. Nothing in this Agreement shall restrict the Company’s ability to exercise its discretionary authority pursuant to Section 4 of the Plan; provided, however, that no such action may, without your consent, adversely affect your rights under your Award and this Agreement. Without limiting the foregoing, the Company’s Board (or appropriate committee thereof) reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change will be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.
17.    MISCELLANEOUS.
(a)    The rights and obligations of the Company under your Award will be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by the Company’s successors and assigns.
(b)    You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.
(c)    You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award. This Agreement and the Plan contain the entire agreement and understanding among the parties as to the subject matter hereof, and supersede any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof (including, without limitation, the provisions in your employment letter with respect thereto).
(d)    This Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
(e)    All obligations of the Company under the Plan and this Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
18.    GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan will control; provided, however, that Section 4 of this Agreement will govern the timing of any distribution of Common Shares under your Award. The Board (or appropriate committee thereof) will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Board (or appropriate committee thereof) will be final and binding upon you, the Company, and all other interested persons. No member of the Board (or appropriate committee thereof) will be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Agreement.
19.    EFFECT ON OTHER EMPLOYEE BENEFIT PLANS. The value of the Award subject to this Agreement will not be included as compensation, earnings, salaries, or other similar terms used when calculating the employee’s benefits under any employee benefit plan sponsored by the Company except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s employee benefit plans.
20.    CHOICE OF LAW. The interpretation, performance and enforcement of this Agreement will be governed by the laws of the Province of Ontario and the laws of Canada.
21.    SEVERABILITY. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

1
1